EXHIBIT 23


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                    INDEPENDENT AUDITORS' REPORT ON SCHEDULE
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The  Board  of  Directors
Delta  Mills,  Inc.

Under date of August 4, 2000, except as to Note K(b), which is as of September 18, 2000, we reported on the consolidated balance sheets of Delta Mills, Inc. as of July 1, 2000 and July 3, 1999, and the related consolidated statements of operations, shareholder's equity, and cash flows for each of the years in the three-year period ended July 1, 2000, as contained in the 2000 annual report to stockholders. These consolidated financial statements and our report thereon are included in the annual report on Form 10-K. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule for each of the years in the three-year period ended July 1, 2000, as listed on in Item 14(d) of Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audit.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                        /s/  KPMG  LLP
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                                          KPMG  LLP




Greenville,  South  Carolina
August  4,  2000,  except  as  to  Note  K(b), which is as of September 18, 2000


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